EXHIBIT 2.2

Form Of Amended And Restated

Limited Liability Company Operating Agreement

Of

Masterworks Vault 5, LLC

[____________], 2023

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Amended and Restated

Limited Liability Company Operating Agreement

Of

Masterworks Vault 5, LLC

This Amended and Restated Limited Liability Company Operating Agreement (this “Agreement”) of Masterworks Vault 5, LLC, a Delaware series limited liability company (the “Company”), is dated as of [_________], 2023, and is entered into by Masterworks Foundry, LLC as its sole initial Member (the “Initial Member”).

R E C I T A L S:

A. The Company has heretofore been formed as a series limited liability company under the Delaware Act (as defined below) pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on October 10, 2023.

B. The Initial Member has entered into that certain Limited Liability Company Operating Agreement, dated as of October 10, 2023 (the “Original Agreement”) and now desires to amend and restate the Original Agreement in its entirety as set forth herein.

C. The Company and the Initial Member acknowledge the status of the Company initially, prior to the admission of one or more additional Persons (defined hereinafter) as Members, as a disregarded entity for U.S. federal income tax purposes whose U.S. federal income taxable attributes, if any, would be deemed attributed solely to the Initial Member as its sole member; provided, however, owing to the contemplation of the imminent admission of one or more Persons as additional Members, upon such occurrence, the Company would be deemed to have become classified as a partnership for U.S. federal income tax purposes by default. Accordingly, this Agreement has been intentionally structured contemplating that eventuality, through its implementation of certain applicable concepts of U.S. federal partnership tax law, and prescription of certain processes and procedures incidental to such tax classification, that would become applicable only upon admission of such one or more Persons as additional Members.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Agreement is hereby amended and restated in its entirety to provide as set forth herein, and the Initial Member hereby agrees as follows:

Article I. General Provisions

Section 1.01 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

(a)	“Adjustment Year” has the meaning ascribed to said phrase under Section 6225(d)(2) of the Code.

(b)	“Administrator” has the meaning set forth in Section 2.01(d).

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(c)	“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “controls,” “is controlled by” or “under common control with” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise. No Member shall be deemed to be an “Affiliate” of the Company solely by reason of being a Member of the Company.

(d)	“Agreement” has the meaning set forth in the preamble.

(e)	“Approved Sale” has the meaning set forth in Section 2.01(d).

(f)	“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. Notwithstanding the forgoing, any determination as to whether a Person is a “Beneficial Owner” shall be determined in accordance with Section 13d-3(a) of the Securities Exchange Act, as amended. If such Person would be deemed a Beneficial Owner pursuant to Section 13, such Person shall be deemed a Beneficial Owner for purposes of this Agreement and, conversely, if such Person would not be deemed a Beneficial Owner pursuant to Section 13, such Person shall not be deemed a Beneficial Owner for purposes of this Agreement.

(g)	“Board” has the meaning set forth in Section 2.01(a).

(h)	“Capital Account” has the meaning set forth in Section 3.02(a).

(i)	“Capital Contribution” means, with respect to each Member, the amount of cash or the Fair Value of any property contributed or deemed to be contributed by such Member, if any, to the capital of the Company from time to time pursuant to Section 3.01.

(j)	“Cause” has the meaning set forth in Section 2.09.

(k)	“Certificate” means a certificate (i) in global form in accordance with the rules and regulations of the Depositary or (ii) in such other form as may be adopted by the Board, issued by the Company evidencing ownership of one or more Shares.

(l)	“Change in Tax Classification” has the meaning set forth in Section 8.07.

(m)	“Class A Member” means a Member holding one or more Class A Ordinary Shares.

(n)	“Class A Ordinary Shares” has the meaning set forth in Section 2.04(b).

(o)	“Class A Shares” has the meaning set forth in Section 2.04(b).

(p)	“Class B Member” means a Member holding one or more Class B Ordinary Shares.

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(q)	“Class B Ordinary Shares” has the meaning set forth in Section 2.04(b).

(r)	“Class C Member” means a Member holding the Class C Ordinary Share.

(s)	“Class C Ordinary Share” has the meaning set forth in Section 2.04(b).

(t)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(u)	“Commission” means the United States Securities and Exchange Commission.

(v)	“Company Dissolution Event” has the meaning set forth in Section 6.01(a).

(w)	“Company” has the meaning set forth in the preamble.

(x)	“Conversion Percentage” has the meaning set forth in Section 2.04(f)(ii).

(y)	“Delaware Act” means the Chapter 18 of Subtitle II of Title 6 of the Delaware Code, referred to as the Delaware Limited Liability Company Act, as amended from time to time, and any successor thereto.

(z)	“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

(aa)	“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

(bb)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(cc)	“Fair Value” means, with respect to securities or any other assets, other than cash, the fair market value determined by the Board.

(dd)	“Fiscal Year” means each fiscal year of the Company (or portion thereof), which shall end on December 31; provided, however, that, upon Termination of the Company, “Fiscal Year” means the period from the January 1 immediately preceding such Termination to the date of such Termination and, unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall the same as the fiscal year of the Company.

(ee)	“Independent Manager” shall refer to a member of the Board that meets the standards of an “independent director” set forth in NASDAQ Marketplace Rule 4200(a)(15) (on any successor rule) with respect the Company, the Administrator and their respective affiliates. In the event a Special Committee is formed, the term “Independent Manager” shall, as the context requires, refer generically to each Independent Manager.

(ff)	“Initial Member” has the meaning set forth in the introductory paragraph.

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(gg)	“Initial Series” has the meaning set forth in Section 1.08(a).

(hh)	“Involuntary Transfer” shall mean any Transfer of Shares, or proposed Transfer of Shares, (i) in the case of a Member who is a natural person, upon such Member’s death or the entry by a court of competent jurisdiction adjudicating such Member incompetent to manage such Member’s person or such Member’s property; (ii) in the case of a Member that is a trust, the termination of the trust, (iii) in the case of a Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) in the case of a Member that is an estate, the distribution by the fiduciary of the estate’s interest in the Company; and (v) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter.

(ii)	“Liabilities” has the meaning set forth in Section 4.02(b).

(jj)	“Liquidating Trustee” has the meaning set forth in Section 6.03(a).

(kk)	“Liquidation Price” shall mean with respect to any Share of an applicable Series, the amount distributable to the holder of such Share of such Series with respect to such Series pursuant to Section 3.03, as determined immediately after the occurrence of a Series Dissolution Event.

(ll)	“Management Services Agreement” has the meaning set forth in Section 2.01(d).

(mm)	“Manager” has the meaning set forth in Section 2.01(a).

(nn)	“Masterworks Investor” refers to an affiliate of Masterworks that has raised capital from unaffiliated third party investors to invest the proceeds in a diversified collection of artwork and which acquires Class A Ordinary Shares as part of such investment strategy.

(oo)	“Masterworks Shares” has the meaning set forth in Section 2.08(d).

(pp)	“Member” has the meaning set forth in the preamble and includes any Person later admitted to the Company as a Member of a Series.

(qq)	“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto.

(rr)	“Officers” has the meaning set forth in Section 2.02(a).

(ss)	“Partnership Representative” has the meaning set forth in Section 5.02(a).

(tt)	“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

(uu)	“Protected Person” means: (i) the members of the Board; (ii) the Administrator and its Affiliates; (iii) any Member; (iv) any Officer; or (v) any Person who serves at the request of the Board on behalf of the Company or any Series as an officer, director, partner, member, stockholder or employee of any other Person.

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(vv)	“Record Date” means the date established by a Series or the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members of a Series or of the Company overall or entitled to exercise rights in respect of any lawful action of Members of a Series or of the Company overall, or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

(ww)	“Record Holder” or “holder” means the Person in whose name such Shares are registered on the books of the Company or the Transfer Agent, as applicable, as of the opening of business on a particular Business Day.

(xx)	“Redemption End Date” has the meaning set forth in Section 6.02(b).

(yy)	“Redemption Shares” has the meaning set forth in Section 6.02(a).

(zz)	“Redemption” has the meaning set forth in Section 6.02(a).

(aaa)	“Reviewed Year” has the meaning ascribed to said phrase under Section 6225(d)(1) of the Code.

(bbb)	“Sale of the Series Artwork” means, as to each Series, the transfer of title and ownership of the Series Artwork held by the applicable Series to an un-Affiliated third-party and receipt by the applicable Series of value therefor as determined by the Board.

(ccc)	“Segregated Portfolio” shall mean a segregated portfolio of Masterworks Cayman SPC, a Cayman Islands segregated portfolio company.

(ddd)	“Series Artwork” has the meaning set forth in Section 1.06(b).

(eee)	“Series Designation” has the meaning set forth in Section 1.08(a).

(fff)	“Series Dissolution Event” has the meaning set forth in Section 6.01(b).

(ggg)	“Series Offering” means, with respect to each Series, the offering by the Company of Class A Ordinary Shares of a particular Series for sale to the public pursuant to Regulation A under the Securities Act of 1933, as amended (the “Act”) or, in any replacement offering of Class A Ordinary Shares of such Series, as determined by the Board in the event such Series Offering shall not proceed for any reason.

(hhh)	“Series Properties” means, at any particular time, the Series Property of a Series aggregated with the Series Property of each of the other Series.

(iii)	“Series Property” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

(jjj)	“Series” has the meaning set forth in Section 1.08(a).

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(kkk)	“Service” has the meaning set forth in Section 5.02(a).

(lll)	“Share” has the meaning set forth in Section 2.04(b).

(mmm)	“SPC Preferred Share” shall mean a preferred share of a segregated portfolio of Masterworks Cayman SPC entitled to a $20 liquidation preference prior to any distribution to the holders of SPC ordinary shares. The holder of each SPC Preferred Share of any Segregated Portfolio shall have the right to exchange such SPC Preferred share for one Class A Ordinary Share of the Series that owns ordinary equity interests in such Segregated Portfolio.

(nnn)	“Special Committee” shall mean a committee of the Board of Managers of the Company comprised of two individuals, each of whom qualifies as an Independent Manager.

(ooo)	“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 2.07 as a result of a Transfer of Shares to such Person.

(ppp)	“Tax Proceeding” has the meaning set forth in Section 5.02(a).

(qqq)	“ATS” refers to the alternative trading system operated by an SEC-registered broker-dealer.

(rrr)	“Termination” means the date of the cancellation of the Certificate of Formation of the Company following the end of the Winding Up Period by the filing of a Certificate of Cancellation of the Company with the Secretary of State of the State of Delaware.

(sss)	“Transfer Agent” means, with respect to any class of Shares of each Series, such bank, trust company or other Person (including the Company or any Series or one of either of their Affiliates) as shall be appointed from time to time by the Board to act as registrar and transfer agent for such class of Shares of such Series; provided that if no Transfer Agent is specifically designated for such class of Shares of such Series, the Administrator or the Company shall act in such capacity.

(ttt)	“Transfer” means, with respect to a Share of a Series and the associated membership interest in a Series, a transaction by which the Record Holder of a Share of such Series assigns such Share to another Person who is or becomes a Member of such Series, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(uuu)	“Treasury Regulations” means the regulations of the U.S. Treasury Department issued pursuant to the Code.

(vvv)	“Value Increase” has the meaning set forth in Section 2.04(f)(i).

(www)	“Vote Limit Certificate” means a certificate in substantially the form attached hereto as Exhibit B which is delivered to the Company in accordance with Section 2.08(i).

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(xxx)	“Vote Limit” means the percentage interest specified in a Vote Limit Certificate by a Vote Limited Member of the applicable Series pursuant to which such Member (together with such Vote Limited Member’s affiliates) will be irrevocably limited to such Vote Limit in any vote taken under Section 2.01, Section 2.08, Section 2.09 and Section 8.02 with respect to the applicable Series.

(yyy)	“Vote Limited Member” means any Member who beneficially owns 5% or more of the outstanding Class A shares (excluding Masterworks Shares) of a Series submits a Vote Limit Certificate to the Board which designates such Member as a Vote Limited Member, either separately or jointly with one or more other Members.

(zzz)	“Voting Member” means a Member holding one or more Voting Shares.

(aaaa)	“Voting Shares” as to any Series, means the Class A Ordinary Shares of such applicable Series, excluding any Shares of such Series beneficially owned by the Administrator or any of its Affiliates and Shares of such Series beneficially owned by a Vote Limited Member of such Series in excess of the Vote Limit.

(bbbb)	“Winding Up Period” means the period from the Company Dissolution Event to the Termination of the Company.

Section 1.02 Name. The name of the Company is “Masterworks Vault 5, LLC.” All business of the Company shall be conducted under such name, provided that a Series may conduct business under its name. The Board may elect to change the name of the Company or any Series at any time.

Section 1.03 Principal Office. The principal office of the Company shall be at a location as determined by the Board either within or outside of the United States. The Company shall keep its books and records at its principal office. The principal office of each Series shall be the same as the principal office of the Company.

Section 1.04. Registered Office and Registered Agent. The street address of the registered office of the Company and of each Series in the State of Delaware shall be as selected by the Board. The Board may elect to change the registered office and the registered agent of the Company or any Series at any time.

Section 1.05 Term. The Company was formed on October 10, 2023 and shall continue its regular business activities until the Company and each of the Series is dissolved. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VI. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 1.08. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 1.06 Formation; Purpose and Powers; Certificate of Formation.

(a)	The Company has been formed as, and shall operate as, a protected series limited liability company as set forth in Section 18-215 of the Delaware Act, and as further set forth in Section 1.08 and the remainder of this Agreement.

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(b)	The Company and each Series is organized for the purposes of undertaking such activities as determined by the Board and, subject to the terms and conditions herein and of the Delaware Act, the Members, which are permitted by applicable law and engaging in activities incidental or ancillary thereto. Notwithstanding the forgoing, the Company has been organized to form the Series, with each such Series holding the artwork as identified on the Series Designation for such Series (as to each such Series, the “Series Artwork”), and undertaking certain actions with respect thereto.

(c)	The Company and each Series shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, which are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company or such Series.

(d)	The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall, or shall direct the Administrator or the appropriate Officers to, file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if the Administrator or an Officer is so directed, such Administrator or Officer, as applicable, shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, of each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 1.07 Power of Attorney.

(a)	Each Member of each Series hereby constitutes and appoints each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company and, if a Liquidating Trustee shall have been selected pursuant to Section 6.03, the Liquidating Trustee (and any successor to the Liquidating Trustee by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)	All certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company or any Series as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property or to form, qualify or continue the existence or qualification any Series in the State of Delaware and in all other jurisdictions in which such Series may conduct business or own property or to;

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(B)	all certificates, documents and other instruments that the Chief Executive Officer, the Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C)	all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board or the Liquidating Trustee determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company or any Series pursuant to the terms of this Agreement;

(D)	all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article II or Article III;

(E)	all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company;

(F)	all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Shares of a Series issued pursuant to this Agreement;

(G)	all certificates, documents and other instruments that the Board or the Liquidating Trustee determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and

(ii)	execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board or the Liquidating Trustee determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class or Series required to take any action, the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, may exercise the power of attorney made in this Section 1.07(a)(ii) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or Series, as applicable.

(b)	Nothing contained in this Section 1.07 shall be construed as authorizing the Chief Executive Officer, Chief Financial Officer or Secretary of the Company or any Series, or the Liquidating Trustee, to amend, change or modify this Agreement except in accordance with Section 8.02 or as may be otherwise expressly provided for in this Agreement.

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(c)	The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, taken in good faith under such power of attorney in accordance with Section 1.07. Each Member shall execute and deliver to the Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or the Liquidating Trustee, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidating Trustee determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 1.08 Series Limited Liability Company.

(a)	General; Establishment of Series. Subject to the provisions of this Agreement, the Board may, at any time and from time to time and in compliance with Section 1.08(c), cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). Each Series Designation shall be substantially in the form as attached hereto as Exhibit C-1. The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section 1.08(a) shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Board, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of Shares of such Series remain outstanding. The books and records of the Company shall be maintained by the Company on a Series-by-Series basis, accounting for the assets associated with such Series separately from the other assets of the Company or any other Series thereof. As of the date of execution of this Agreement by the Initial Member, the initial Series of the Company is Series 308 as set forth in a Series Designation (the “Initial Series”).

(b)	Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

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(c)	Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Board amending any Series Designation) shall be effective when a duly executed original of the same is included by the Administrator at the direction of the Board among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Shares of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)	Assets and Liabilities Associated with a Series.

(i)	Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof (except for income or earnings for which Masterworks is entitled to receive pursuant to the Management Services Agreement), from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (assets), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series, notwithstanding whether an aggregated bank account in the name of the Company is created for the assets of every Series or a separate bank account is created for each Series. Such assets are herein referred to as assets associated with that Series. In the event that there are any assets in relation to the Company that, in the Board’s reasonable judgment, are not readily associated with a particular Series, the Board shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Board deems fair and equitable, and in accordance with provisions herein, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Board pursuant to the provisions of this Section 1.08(d)(i) shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Board shall not commingle the assets of one Series with the assets of any other Series in its records. The records maintained for a Series shall reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, and such records will be deemed to account for the assets associated with such Series separately from the other assets of the Company, or any other Series.

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(ii)	Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (liabilities) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as liabilities associated with that Series. In the event that there are any liabilities in relation to the Company that, in the Board’s reasonable judgment, are not readily associated with a particular Series, the Board shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Board deems fair and equitable , and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Board pursuant to the provisions of this Section 1.08(d)(ii) shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Board has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Shares in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)	Costs and Expenses. In furtherance of the above, all fees, costs and expenses in connection with any Series Offering, the sourcing, acquisition and divestiture of a Series Property, the activities of a particular Series, and the winding up of a particular series shall be borne by the relevant Series, in accordance with the Management Services Agreement, provided that to the extent any fees, costs or expenses are not covered by the Administrator pursuant to the Management Services Agreement and such fees, costs or expenses cannot be attributed directly to one or more Series, the Board may allocate such fees, costs or expenses between or among any one or more of the Series, in such manner and on such basis as the Board deems fair and equitable, and any fee, cost or expense so allocated and charged to a particular Series shall thereupon be deemed to be a fee, cost or expense associated with that Series. Each allocation by the Board pursuant to the provisions of this Section 1.08(e) shall be conclusive and binding upon the Members associated with each and every Series.

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(f)	Ownership of Series Property. Title to and beneficial interest in a Series Property shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in a specific Series Property or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Property. Any Series Property may be held or registered in the name of the relevant Series, in the name of a nominee or as the Board may determine; provided, however, that Series Property shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Property is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Property to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Board or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(g)	No Preference. No Shares shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Series Offering of any interests of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the Interest Designation).

(h)	Additional Provisions. The following shall apply to each Series:

(i)	A Series may carry on any lawful business, purpose or activity, whether or not for profit, other than as limited by the Delaware Act, provided that certain activities require shareholder consent as set forth Section 2.08(e).

(ii)	A Series shall have the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.

(iii)	Except as otherwise provided by the Delaware Act, no member or manager of a Series shall be obligated personally for any debt, obligation or liability of such series, whether arising in contract, tort or otherwise, solely by reason of being a member or acting as manager of such Series.

Article II. Management; Members and Shares

Section 2.01 Rights and Duties of the Board of Managers.

(a)	The Company is a manager-managed limited liability company and each Series shall be similarly managed as a manager-managed Series. Accordingly, management of the affairs of the Company and of each Series shall be vested in a Board of Managers (the “Board”). Except as otherwise set forth in the Series Designation, each Series shall be managed by the Board as the manager of such Series until the earlier of the dissolution of the Series pursuant to Article VI or (ii) its removal or replacement as set forth herein. The Persons constituting the Board (each, a “Manager”) will be (i) the “managers” of the Company and each Series for all purposes under the Act and (ii) the Board for all purposes under this Agreement. The Board will have the power to act only by a majority of the Managers in accordance with the provisions and in the manner specified herein. A person does not need to be a Member of any Series to serve on the Board. The Board will initially consist of three members and shall initially consist of Nigel Glenday, Josh Goldstein and Eli Broverman as the Independent Manager, who shall serve until they resign or are replaced by a majority of the Board, and new members of the Board shall be appointed by a majority of the Board. Provided, however, the Members holding 66 2/3% of the Voting Shares of all of the Series then outstanding, voting as one class, Company overall may vote to remove and replace a Manager for “Cause” in accordance with Section 2.09, and any such change in the composition of the Board shall apply to all Series. The size of the Board may be increased, including, without limitation, in connection with forming a Special Committee, or decreased from time to time by action of the Board.

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(b)	The Company shall have at least one Independent Manager serving as one of the members of the Board. To the fullest extent permitted by law, the Independent Manager shall consider only the interests of the Company and each Series in acting or otherwise voting on the matters set forth in this Article II. The Independent Manager shall act where other Managers are excluded from voting on certain matters involving a direct or indirect conflict of interest between any Manager on the one hand and public investors on the other hand. The prior consent of the Independent Manager shall be required to appoint a second Independent Manager for the purpose of serving on a Special Committee. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth herein and the Independent Manager shall have no authority to bind the Company or any Series.

(c)	Except as otherwise expressly provided in this Agreement or as required by the Delaware Act, the Board shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and each Series, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company and each Series, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement, including, without limitation, to make determinations and complete actions with respect (i) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series; and (ii) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series). Except as otherwise expressly provided in this Agreement, the Board shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Act necessary or convenient to carry out the purposes of the Company. Except as otherwise expressly provided in this Agreement, the Board or Persons designated by the Board, including officers and agents (including the Administrator) appointed by the Board, will be the only Persons authorized to execute documents which will be binding on the Company or any Series. To the fullest extent permitted by Delaware law, but subject to any specific provisions hereof granting rights to one (1) or more Members (e.g., the right of Masterworks Foundry, LLC to designate Board members), the Board will have the power to perform any acts, statutory or otherwise, with respect to the Company (including with respect to any Subsidiary of the Company) or any Series or this Agreement, which would otherwise be possessed by the Members under Delaware law, and the Members will have no power whatsoever with respect to the management of the business and affairs of the Company (including with respect to any Subsidiary of the Company) or any Series except as expressly provided herein. In furtherance of the authority granted to the Board pursuant to this Agreement, the determination as to any the matters for which the Board has the power to make, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Shares of any Series.

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(d)	While the Board has ultimate authority over all Series Property, the Company shall enter into a management services agreement with Masterworks Administrative Services, LLC (the “Administrator”) in form and substance as reasonably determined by the Initial Member (the “Management Services Agreement”). The Board has authorized the Administrator to manage all day to day operations of the Company and each Series, when and as created. Any amendment to the Management Services Agreement that would be adverse or detrimental to the interests of members of any Series must be approved by holders of a majority of Voting Shares of such Series. An “Approved Sale”, with respect to any Series, is a sale of the Series Artwork with respect to the applicable Series that is approved in writing in advance by a Special Committee, provided that such approval contains an affirmative representation by such Special Committee that such approval (i) is given freely without influence or direction by or from the Company, any other Series, the Administrator or any of their respective affiliates (ii) that the members of the Special Committee have no direct or indirect financial interest in such sale transaction (other than an indirect financial interest due solely to ownership of securities in an affiliate of the Administrator representing less than 1% of the outstanding equity securities in such affiliate) and (iii) confirms that the Special Committee has determined that such sale is in the best interests of the Members unaffiliated with the Administrator.

(e)	Subject to the terms and conditions herein, all decisions regarding the management and operations of the Company and each Series shall be made by the Board, provided, however, that the Administrator shall have all power and authority to take any and all actions necessary to effectuate the intent and purpose of the Management Services Agreement and the Board may designate any Officers of the Company and any Series to have control or authority with respect to one or more decisions or areas of operation, and may include such limitations or restrictions on such power as they may deem reasonable.

(f)	The Board may adopt an allocation policy which shall provide that items not related to a specific Series will be allocated across all Series pro rata based upon the value of the underlying Series Properties, as determined by the Board. The Board may amend the allocation policy in its sole discretion from time to time.

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Section 2.02 Officers.

(a)	At any time, the Board may appoint and replace individuals as officers or agents of the Company or of any Series (as applicable, “Officers”) with such titles as the Board may elect to act on behalf of the Company or the applicable Series with such power and authority as the Board may delegate to such persons. In the event that any persons are not denominated as “Officers” of any particular Series, such persons shall be deemed to have been named as officers of the Company and of all Series then existing or which may thereafter be formed by the Board, unless otherwise limited by the Board. Any number of offices may be held by the same person. Officers shall hold their offices for such terms as shall be determined from time to time by the Board. Unless otherwise determined and set forth by the Board and subject to the policies and procedures of the Company applicable to Officers and employees, each Officer shall have the powers, rights and obligations as are customarily held and exercised by other persons in similar positions in limited liability companies organized under the Delaware Act, subject to Section 2.01(c). The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Board. The Officers may also be officers or employees of other Persons. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care as set forth in the Delaware Act. No Officer shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

(b)	Notwithstanding the foregoing, it shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Manager or any officer or employee or any Affiliates of such Manager, officer or employee (other than any express obligation contained in any agreement to which such Person and the Company or any Series or any of their respective subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or any Series or in direct competition with the Company or any Series; provided such Person does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company or any Series to such Person; provided, further, that a Person shall not be deemed to be in direct competition with the Company or any Series solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own 5% or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. Neither the Board, not any officer or employee shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company or any Series that may become available to Affiliates of such Person. None of any Member or any other Person shall have any rights by virtue of the Board’s or any officer’s or employee’s or any Affiliates of the Board, officer or employee duties as the Board or any Manager, officer or employee or this Agreement in any business ventures of the Administrator or any Manager or any officer or employee or any Affiliates of the Administrator or any such Manager, officer or employee.

(c)	Nigel S. Glenday is hereby designated as the Chief Executive Officer and Chief Financial Officer and Josh Goldstein is designated the General Counsel and Secretary of the Company and of each Series, each to serve in such capacity until his earlier death, resignation or removal from office.

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Section 2.03 Members.

(a)	A Person shall be admitted as a Member and shall become bound by, and shall be deemed to have agreed to be bound by, the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share of any Series, and such Person shall become the Record Holder of such Share, in accordance with the provisions of this Agreement. A Member may be a Class A Member of any Series, a Class B Member of any Series and or Class C Member of any Series (and may be a Member of one or more Series) and, in such case, shall have the rights and obligation accorded to the Class A Ordinary Shares of such Series with respect to such Class A Ordinary Shares of such Series, the rights and obligations accorded to the Class B Ordinary Shares of such Series with respect to such Class B Ordinary Shares of such Series and the rights and obligations accorded to the Class C Ordinary Share of such Series with respect to such Class C Ordinary Share of such Series. A Person may become a Record Holder without the consent or approval of any of the Members and without physical execution of this Agreement. A Person may not become a Member without acquiring a Share.

(b)	The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Board shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein

(c)	Except as otherwise provided in the Delaware Act, and subject to Section 2.03(d) and Section 3.01, the debts, obligations and liabilities of the Company generally, which are not attributable to any Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Members of any Series shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company or any Series.

(d)	Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(e)	Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company or any Series, as applicable, may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member of a Series shall have priority over any other Member of a Series either as to the return of Capital Contributions of such Series or as to profits, losses or distributions; (iii) no Member of a Series holding any Shares of any Series shall have priority over any other Member holding shares of the same Series either as to the return of Capital Contributions or as to distributions; (iv) no interest shall be paid by the Company or any Series on Capital Contributions; and (v) no Member, in its capacity as such, shall participate in the operation or management of the Company’s or any Series’ business, transact any business in the Company’s name or any Series’ name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

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(f)	Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or any Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(g)	Unless otherwise specifically set forth herein, any reference herein to a “Member” shall be deemed to be a reference to the Member of a particular Series.

Section 2.04 Shares; Membership Interests.

(a)	Unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of membership interests subject to Section 2.09(b), which shall be denominated as set forth in Section 2.09(b). All Shares (as defined below) issued pursuant to, and in accordance with the requirements of this Agreement shall be validly issued membership interest in the applicable Series and in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation). Any Member holding Shares of a Series shall be deemed a Member of such Series and of the Company to the extent set forth herein and in the Delaware Act.

(b)	Subject to the provisions herein, the total of the membership interests in any Series shall be divided into (i) Class A Ordinary Shares having the rights and preferences as set forth herein and, if applicable, in the Series Designation for the applicable Series (the “Class A Ordinary Shares” or “Class A Shares”), (ii) Class B Ordinary Shares having the rights and preferences as set forth herein and, if applicable, in the Series Designation for the applicable Series (the “Class B Ordinary Shares”), and (iii) Class C Ordinary Share having the rights and preferences as set forth herein and, if applicable, in the Series Designation for the applicable Series (the “Class C Ordinary Share” and, together with the Class A Ordinary Shares and the Class B Ordinary Shares, as to each Series, the “Shares” of such Series and each a “Share” of such Series). Class A Ordinary Shares of a Series, and Class B Ordinary Shares of a Series shall have the same rights, powers and duties, except as otherwise set forth in this Agreement or the applicable Series Designation. Shares shall represent an interest solely in the Series to which they relate, and unless otherwise specified herein, any reference to any Class A Ordinary Shares, Class B Ordinary Shares and/or Class C Ordinary Shares shall be deemed a reference to the Class A Ordinary Shares, Class B Ordinary Shares and/or Class C Ordinary Shares of the applicable Series. The number of Class A Ordinary Shares of any Series shall be limited to the maximum number of Class A Ordinary shares offered in a Series Offering for the applicable Series, plus (i) the number of Class A Ordinary Shares which may be issued upon exchange of SPC Preferred Shares of the applicable Segregated Portfolio, plus (ii) the number of Class A Ordinary Shares of the applicable Series which may be issued upon conversion of the Class B Ordinary Shares of the applicable Series. The number of Class B Ordinary Shares of the applicable Series shall be limited to up to 1,000. The number of Class C Ordinary Shares of the applicable Series shall be limited to one. The Shares of the Members for each Series shall be as set forth on Exhibit A attached hereto, which may be updated as set forth herein. For the avoidance of doubt, in the event that all of the Class A Ordinary Shares with respect to a particular Series are not sold pursuant to the applicable Series Offering, the Board shall, upon the final closing of the applicable Series Offering, issue a number of Class A Ordinary Shares of the applicable Series to the Initial Member equal to the aggregate number of Class A Ordinary Shares of such Series that remain unsold in the applicable Series Offering, as repayment in full of any and all obligations owing to the Initial Member in respect of advances made to acquire the Series Artwork for such applicable Series and expense allocation amounts payable to the Initial Member. The name and mailing address of each Member of each Series, or such Member’s representative, shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series, or the Transfer Agent.

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(c)	Upon execution of this Agreement, the Initial Member shall be issued 1,000 Class B Ordinary Shares of the Initial Series, representing 100% of the membership interests in the Initial Series as of such date, in return for a capital contribution to such Initial Series of $100. As of the date of such execution, the Class B Ordinary Shares shall constitute all of the membership interests of the Company and of such Initial Series and, prior to the issuance of Class A Ordinary Shares, and Class C Ordinary Share of the Initial Series, shall have all of the rights and privileges of 100% of the membership interests in the Initial Series, and therefore the Company, afforded pursuant to this Agreement and applicable law. In addition, upon formation of each additional Series, the Initial Member shall be issued 1,000 Class B Ordinary Shares of such Series, representing 100% of the membership interests in the Series as of such date, in return for a capital contribution to such Series of $100.

(d)	Notwithstanding any provision to the contrary in this Agreement, the Board shall have full power and authority to schedule one or more closings to issue Class A Ordinary Shares of any Series and admit Members of a Series to the Company in accordance with the provisions of this Agreement. Any Person that acquires Class A Ordinary Shares of a Series and is admitted as a Member of such Series after the date hereof, shall, in connection with such Member’s acquisition of such Class A Ordinary Shares of such Series, be deemed to pay to the applicable Series such Member’s pro rata share of any amounts used to acquire the Series Artwork for such Series, including any expense allocation amounts and any other amounts paid to such Series by the previously admitted Members of such Series.

(e)	The holders of SPC Preferred Shares of an applicable Segregated Portfolio may elect to exchange their SPC Preferred Shares of such Segregated Portfolio into Class A Ordinary Shares of the Series that owns interests in such Segregated Portfolio, in whole or in part, at any time contemporaneously with or prior to the consummation of the Sale of the Series Artwork of such Series, subject to the terms and conditions herein, for no additional consideration.

(f)	The Class B Members of an applicable Series may elect to convert their Class B Ordinary Shares of such Series into Class A Ordinary Shares of such Series, in whole or in part, at any time prior to the consummation of the Sale of the Series Artwork of such Series, subject to the terms and conditions herein, for no additional consideration pursuant and to the following conversion formula: The number of Class A Ordinary Shares of such Series issuable upon conversion of Class B Ordinary Shares of such Series shall equal (A) the Value Increase, multiplied by (B) the Conversion Percentage, multiplied by (C) 20%, divided by (D) the Class A Ordinary Share Value. For purposes herein:

(i)	“Value Increase” means, the aggregate value of Shares of the applicable Series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred Shares (“Exchange Shares”)), minus the product of (A) the number of Class A Ordinary Shares of such Series outstanding at such time on a fully diluted basis (including Exchange Shares) and (B) $20.00, if such difference is positive.

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(ii)	“Conversion Percentage” means, (A) the number of Class B Ordinary Shares of the applicable Series being converted, divided by (B) the total number of Class B Ordinary Shares of such Series issued and outstanding (i.e. up to 1,000).

(iii)	“Class A Ordinary Share Value” with respect to a Series means, as of the close of business on the day preceding the date, the volume weighted average trading price of the Class A Ordinary Shares of such Series on all trading platforms or trading systems on which the Class A Ordinary Shares of such Series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B Ordinary Shares of such Series shall request that the Board obtain an appraisal of the value of the Class A Ordinary Shares of such Series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A Ordinary Share Value of such Series.

(g)	Notwithstanding anything herein to the contrary, the Board may determine to create and designate a single Class C Ordinary Share and, if the Board so determines, such single Class C Ordinary Share shall represent, and shall be deemed, the Class C Ordinary Share for each Series, whether then existing or created in the future. The Class C Ordinary Share will only be issued to, or subsequently transferred to, a Masterworks Investor, if any, and will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason, but shall otherwise have no economic interest . The Class C Ordinary Share of a Series, once issued, may be redeemed or cancelled by mutual agreement between the Class C Member of the applicable Series and the Company. If there are multiple Class C Ordinary Shares created, each Class C Ordinary Share must be held by the same holder. As of the date of this Agreement, the Board has determined to create and issue one Class C Ordinary Share, which shall therefore represent, and shall be deemed, the Class C Ordinary Share for the Initial Series and for any additional Series created in the future.

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(h)	Any investor in a Series Offering, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A Ordinary Shares of a particular Series then outstanding. Such ownership limitation does not apply to any affiliate of Masterworks. The Board may waive such limit on a case-by-case basis in the Board’s sole discretion. In addition, except as otherwise set forth in this Section 2.04(h), if a Member beneficially owns more than 10% of the Class A Ordinary Shares with respect to a Series offered in the applicable Series Offering, such Member acknowledges that the Member’s name, address and holdings may be reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K. If a Vote Limited Member submits an irrevocable request in writing to the Board to limit its voting rights to 10% or less of the Voting Shares of a Series, such Vote Limited Member’s name, address and holdings may not be reported in the Company’s ongoing SEC filings, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A Ordinary Shares to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such shareholder owns more than 10% of the Class A Ordinary Shares and is deemed to be an “affiliate”, notwithstanding the limit on voting, such person will be identified in the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Section 2.05 Certificates and Representations of Shares.

(a)	Shares may be recorded in book entry form or may be evidenced by certificates or electronic or crypto tokens or coins, or in any other form, as determined by the Board as may be permitted by the Delaware Act. Notwithstanding anything to the contrary herein, unless the Board shall determine otherwise in respect of one or more classes of Shares of a Series or as may be required by the Depository with respect to any specific class of Shares of a Series, Shares shall not be evidenced by physical Certificates. No Member of any Series shall have the right to require the Company or any Series to issue physical Certificates representing Shares for any reason, except as may be required by applicable law. If the Board authorizes the issuance of Shares to any Person in the form of physical Certificates, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company or a Series by the Board. If and to the extent a Transfer Agent has been appointed with respect to any class or series of Shares of a Series, no Certificate representing such class or series of Shares of a Series shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such officer or Transfer Agent before such Certificate is issued by the Company or any Series, such Certificate may nevertheless be issued by the Company or any Series with the same effect as if such Person were such officer or Transfer Agent at the date of issue. Certificates for any class or series of Shares shall be consecutively numbered and shall be entered on the books and records of the Company and the applicable Series as they are issued and shall exhibit the holder’s name and number and type of Shares.

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(b)	If any mutilated Certificate is surrendered to the Company or the Transfer Agent, the appropriate officers on behalf of the Company and the applicable Series shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate officers on behalf of the Company and the applicable Series shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company and the applicable Series, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company and the applicable Series has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company and the applicable Series, delivers to the Company and the applicable Series a bond, in form and substance satisfactory to the Company and the applicable Series, with surety or sureties and with fixed or open penalty as the Company and the applicable Series may direct to indemnify the Company and the applicable Series and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company and the applicable Series. If a Member fails to notify the Company and the applicable Series within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Company and the applicable Series or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company, the applicable Series or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 2.05, the Company and the applicable Series may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 2.06 Record Holders. The Company and each Series shall be entitled to recognize the Record Holder as the owner of a Share of such Series and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company or any Series shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares of such Series are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares of any Series, as between the Company and the applicable Series on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares of such applicable Series.

Section 2.07 Registration and Transfer of Shares.

(a)	Any Transfer of any Shares of a Series shall only be completed subject to the compliance by the Member and the proposed transferee with all applicable laws; and furthermore may only be completed in accordance with the provisions of this Agreement.

(b)	Other than (i) any Transfer of Shares which is an Involuntary Transfer or (ii) any Transfer that occurs on an alternative trading system that has been approved by the Company and the applicable Series in writing, and Transfer of Shares of such Series shall be subject to the prior written approval of the Board, which the Board may give or withhold in its sole discretion.

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(c)	The Board shall keep or cause to be kept on behalf of the Company and each Series a register (which may be in electronic form) that will provide for the registration and Transfer of Shares of each Series. The Board may appoint a Transfer Agent to act as registrar and transfer agent for the purpose of registering any class of Shares and Transfers of such class of Shares as herein provided. For Shares represented by Certificates, upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company and a Series shall execute and deliver, and in the case of Shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares of the applicable Series as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as set forth on Exhibit A at any time.

(d)	Neither the Company nor any Series shall recognize any Transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of Transfer. No charge shall be imposed by the Company or any Series for such Transfer; provided, that as a condition to the issuance of Shares, whether or not such Shares are evidenced by Certificates, the Company and the applicable Series may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. The Company’s transfer agent may require a transferring shareholder to pay reasonable and customary fees in connection with any voluntary transfer of Class A Shares of any Series.

(e)	By acceptance of the Transfer of any Share of any Series, each transferee of a Share of a Series (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company and to the applicable Series as a Substitute Member of such Series with respect to the Shares of such Series so Transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company and the applicable Series or the Transfer Agent, as applicable, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares of such Series so transferred, (iv) grants powers of attorney to the Officers of the Company and such Series and any Liquidating Trustee, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Shares of a Series and the admission of any new Member of a Series shall not constitute an amendment to this Agreement.

(f)	Nothing contained in this Agreement shall preclude electronic book-entry only Transfer of Shares or the settlement of any transactions involving Shares entered into through electronic systems maintained by the Administrator on behalf of the Company or any Series, facilities of the Depository or any National Securities Exchange on which such Shares are listed for trading.

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(g)	The Initial Member and its Affiliates shall not be permitted to Transfer any Shares of a Series that are Beneficially Owned by them prior to the one-year anniversary of the final closing of the applicable Series Offering, except to a Masterworks Affiliate or as required by law or in bankruptcy or similar proceeding, provided, however, notwithstanding the definition of the term “Transfer,” the Initial Member and its Affiliates shall be permitted, during such one-year period, to pledge any or all of such Shares of the applicable Series to unaffiliated third-party lenders and, for the avoidance of doubt, such lenders shall not be subject to the provisions of this Section 2.07(g) if they obtain Beneficial Ownership of such Shares of such applicable Series in connection with a default by the Initial Member and its Affiliates pursuant to the transactions in which such third-party lenders obtained such Shares.

(h)	Any Class A shares of an applicable Series held by a Member that beneficially owns greater than 10% of the outstanding Class A shares of such Series, whether or not any of such shares constitute Voting Shares of such Series for purposes of this Agreement, shall bear a customary “restricted” legend, which may be a virtual legend, evidencing the restricted nature thereof. Such Member shall not be entitled to execute a voluntarily transfer of such shares through the ATS (or any similar system or market that permits transfers of unrestricted securities) or request removal of such restrictive legend on such shares, unless the Company, the applicable Series and its Transfer Agent are satisfied, in their sole and absolute discretion, that such proposed de-legending and/or transfer complies with applicable federal securities laws and the Company, the applicable Series and/or the Company’s Transfer Agent shall be entitled to require the requesting Member to furnish the Company and the applicable Series with an opinion from counsel of national recognition in support of such request.

(i)	The Class C Ordinary Share, once issued, can only be transferred between Masterworks affiliated entities, including from one Masterworks Investor to another.

(j)	Any Transfer or attempted Transfer of any Share(s) of any Series in contravention of this Agreement shall be absolutely null and void ab initio and of no force or effect, on or against the Company, any Series, any Member of any Series, any creditor of the Company or any Series or any claimant against the Company or any Series, and may be enjoined, and shall not be recorded on the books and records of the Company or any Series. No distributions of cash or property of the Company or any Series shall be made to any transferee of any Share(s) or any Series which is/are Transferred in violation hereof, nor shall any such Transfer be registered on the books of the Company or any Series. The Transfer or attempted Transfer of any Share(s) or any Series in violation hereof shall not affect the Beneficial Ownership of such Share(s) of such Series, and, notwithstanding such Transfer or attempted Transfer, the Member of such Series making such prohibited Transfer or attempted Transfer shall retain the right to vote, if any, and the right to receive liquidation proceeds and any other distributions with respect to the Shares of such Series.

(k)	A Member shall cease to be associated with a Series and to have the power to exercise any rights or powers of a Member with respect to such Series upon the assignment of all of the Member’s Shares with respect to such Series. Any event under the Delaware Act or this Agreement that causes a member to cease to be associated with a Series shall not, in itself, cause such Member to cease to be associated with any other Series or terminate the continued membership of a Member in the Company or cause the termination of the Series, regardless of whether such Member was the last remaining member associated with such Series.

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Section 2.08 Voting.

(a)	Unless otherwise provided in this Agreement or any Series Designation, (i) each Voting Share of each Series shall be entitled to one vote for all matters submitted for the consent or approval of Members of the Company generally, (ii) each Voting Share (regardless of Series) shall vote together as a single class on all matters as to which all holders of Voting Shares are entitled to vote, (iii) Voting Shares of a particular Series shall be entitled to one vote for all matters submitted for the consent or approval of the Members of such Series. Except as otherwise set forth in this Agreement, the Voting Shares shall vote together as a single class on all matters submitted for approval of Members. Upon the issuance of the Class B Ordinary Shares of any Series, the Class B Ordinary Shares of such Series shall constitute Voting Shares of such Series and have the right to vote on any matter on which the Members overall, or the Members of such Series, are entitled to vote on hereunder or on which the Members overall, or the Members of such Series, are required to vote pursuant to the Delaware Act and shall be entitled to and shall constitute one (1) vote. Upon any issuance of any Class A Ordinary Shares of a Series, the Class B Ordinary Shares of such Series shall no longer constitute Voting Shares of such Series and shall have no further voting rights, either with respect to the applicable Series or the Company overall, except as specifically set forth herein or in a Series Designation, unless such right to vote is specifically required and mandated by the Delaware Act or as set forth herein.

(b)	In determining any action or other matter to be undertaken by or on behalf of the Company overall, each Member shall be entitled to cast a number of votes equal to the number of Voting Shares that such Member holds, with the power to vote, at the time of such vote unless otherwise set forth in this Agreement. Unless otherwise set forth in this Agreement, or otherwise required by the Delaware Act, the taking of any action by the Company which required a vote of the Members as set forth above shall be authorized by the affirmative vote of a majority of the Voting Shares, subject to any approval of the Board as required herein.

(c)	In determining any action or other matter to be undertaken by or on behalf of any Series, each Member of such Series shall be entitled to cast a number of votes equal to the number of Voting Shares of such Series that such Member holds, with the power to vote, at the time of such vote unless otherwise set forth in this Agreement. Unless otherwise set forth in this Agreement, or otherwise required by the Delaware Act, the taking of any action by any Series which required a vote of the Members of such Series as set forth above shall be authorized by the affirmative vote of a majority of the Voting Shares of such Series, subject to any approval of the Board as required herein.

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(d)	Notwithstanding the forgoing, any Class A Shares of any Series issued to any Affiliate of the Administrator pursuant to the Management Services Agreement, as set forth in Section 2.04 or otherwise held by any Affiliate of the Administrator (the “Masterworks Shares”), shall not, while such Shares are Beneficially Owned by any Affiliate of the Administrator, be entitled to vote on any matter, as to any Series, on which the Class A Members of such Series are entitled or required to vote hereunder or pursuant to the Delaware Act, and shall not be considered in determining the existence of a quorum or in the total number of votes available or required hereunder or pursuant to the Delaware Act. Once the Masterworks Shares of a particular Series, if any, are Transferred to any Person who is not an Affiliate of the Administrator, the Masterworks Shares of such Series shall thereafter have all voting rights with respect to such Series that any other Voting Shares of such Series held by any Class A Member of such Series have hereunder or pursuant to the Delaware Act. In the event that the Delaware Act or any other law requires, at any time, that the Masterworks Shares of a particular Series vote on any matter notwithstanding the provisions herein, the Masterworks Shares of such Series shall be required to be, and shall be, voted in the same proportion as the Voting Shares of such Series that are not Masterworks Shares of such Series are voted by the Class A Members of such Series. Any Masterworks Shares shall bear a customary “restricted” legend, which may be a virtual legend, evidencing the restricted nature thereof.

(e)	In addition to the other matters on which the Members holding Voting Shares have the right to vote as set forth herein, the approval of Members holding a majority of the Voting Shares of a Series shall be required for such Series to undertake any of the following actions, except as otherwise set forth herein:

(i)	acquiring any additional material assets, other than those incidental to the direct or indirect ownership, maintenance and promotion of the Series Artwork or the eventual Sale of the Series Artwork for such Series and other than the ownership of any equity or membership interests of any subsidiary of the Company which owns or holds the Series Artwork for such Series;

(ii)	conducting any business activities, except for activities relating to its direct or indirect investment in the Series Artwork for such Series and the ownership, maintenance and promotion of the Series Artwork for such Series or the eventual Sale of the Series Artwork for such Series; and

(iii)	incurring any material loans or material borrowing arrangements to be entered into by such Series as a debtor other than those incidental to the direct or indirect investment in the Series Artwork for such Series and the ownership, maintenance and promotion of the Series Artwork for such Series or the eventual Sale of the Series Artwork for such Series; and

(f)

Each Series will own, directly or indirectly, its Series Artwork for an indefinite period, although it may sell its Series Artwork at any time following the final closing of the Series Offering for such Series.

(g)	In any vote of the Voting Members pursuant to Section 2.08(e), any Shares that are Beneficially Owned by the Initial Member or any Affiliate of the Initial Member, shall not be entitled to vote of any such matter and shall not be considered in determining the total number of votes available or required hereunder or pursuant to the Delaware Act, provided, however, that, in the event that the Delaware Act or any other law requires that such Shares that are Beneficially Owned by the Initial Member or any Affiliate of the Initial Member vote on any matter notwithstanding this Section 2.08(h), such Shares shall be required to be, and shall be, voted in the same proportion as the Voting Shares that are Beneficially Owned by Members holding Voting Shares other than the Initial Member or any Affiliate of the Initial Member.

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(h)	Any member that beneficially owns 5% or more of the Class A shares (excluding shares beneficially owned by Masterworks) may provide the Company with a Vote Limit Certificate in the form of Exhibit B that from the effective date set forth in such notice (or if no such effective date is indicated, the date such notice is received by the Company) such Member shall be subject to a Vote Limit. Any shares beneficially owned by such Vote Limited Member in excess of the Vote Limit shall not constitute Voting Shares for any purposes of this Agreement for so long as such shares are beneficially owned by such Vote Limited Member or any affiliate of such Vote Limited Member.

Section 2.09 Removal or Replacement of a Manager. Any Manager may be removed or replaced without “Cause” at any time by a majority of the Board and each Manager may be removed and or replaced and the Board can be reconstituted for any reason by the Class C Member, if any. In addition, any Manager may be removed for “Cause” upon the approval of Voting Members holdings at least two-thirds of all of the Voting Shares of all of the Series then existing, all voting as one group and one class. For purposes herein, “Cause” shall mean:

(a)	the commission by the applicable Manager of fraud, gross negligence or willful misconduct;

(b)	the conviction of the applicable Manager of a felony;

(c)	a material violation by the applicable Manager of any applicable law that has a material adverse effect on the business of the Company and all of the Series, overall; or

(d)	the bankruptcy or insolvency of the applicable Manager.

Section 2.10 Withdrawal or Removal and Replacement of Administrator. The Administrator may withdraw for any reason upon notice to the Initial Member, provided that such withdrawal shall be effective only following a Sale of the Series Artwork as to each Series then existing and distribution of the proceeds. The Administrator may be removed and replaced at any time for any reason with or without approval of the Board upon the affirmative vote of Voting Members holdings at least two-thirds of all of the Voting Shares of all of the Series then existing, all voting as one group and one class.

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Section 2.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Board and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Board or any Officer as if it were the Company’s or such Series’ sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Board or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 2.12 Books and Records. The Board shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Board appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Board; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Member’s interest as a member of the Company (as reasonably determined by the Board) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, to the extent and subject to the limitations set forth in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Board shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Board. For the avoidance of doubt, except as may specifically be permitted or required herein, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member is a holder of Shares and not to any Series in which such Member does not hold any Shares.

Section 2.13 Bank Accounts. Funds of each Series formed under the Company may be deposited with banks or other financial institutions in such account(s) of the Company as may be determined by the Board from time to time. The Board shall ensure records are maintained for each Series that account for the assets associated with that Series separately from the assets of the Company or any other Series including records of all funds received and disbursed by each Series from bank accounts of the Company.

Article III. Capital Contributions; Capital Account; Distributions; Allocations

Section 3.01 Capital Contributions. Persons seeking to become a Member shall be required to purchase or acquire Shares with respect to a particular Series and make capital contributions in such forms and in such amounts and at such times as the Board may require, if any, in its sole discretion with respect to such Series (any, with respect to each applicable Series, a “Capital Contribution”) whereupon a capital account for a new Member with respect to such Series will be established, and, if applicable, accreted, in the amount of such Member’s Capital Contribution or based upon the fair market value of property contributed, and the new Member shall be issued a number of Class A Ordinary Shares of such Series as determined by the Board, and the Board shall update Exhibit A attached hereto accordingly. The provisions of this Section 3.01 are solely intended for the benefit of the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company or any Series (and no such creditor shall be a third-party beneficiary of this Agreement). The Members shall have no duty or obligation to any creditor of the Company to make any contribution to the Company or to any Series.

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Section 3.02 Capital Account.

(a)	There shall be established for each Member of each Series on the books of the Company and the applicable Series, a capital account in accordance with Section 704 of the Code and the Treasury Regulations promulgated thereunder (as to each such Series, a “Capital Account”).

(b)	At the close of each Fiscal Year of a Series, and at certain other periods, as in the case of a withdrawal, there shall be determined for each Member of such Series, such Member’s closing Capital Account with respect to such Series for such period which shall be determined by adjusting such Member’s opening Capital Account with respect to such Series for such period, as the case may be, as follows: (i) by increasing such Member’s Capital Account with respect to such Series by (A) such Member’s allocable share of each item of such Series’ income and gain for such period (allocated in accordance with Section 3.02(d)), and (B) the Capital Contributions with respect to such Series, if any, made by such Member with respect to such Series during such period and (ii) by decreasing such Member’s Capital Account with respect to such Series by (A) the amount of cash or the Fair Value of any property distributed in kind to such Member with respect to such Series by such Series during such period and (B) such Member’s allocable share of each item of such Series’ loss and deduction for such period (allocated in accordance with Section 3.02(d)). Each Member’s Capital Account with respect to each Series shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

(c)	In the event the Company or the applicable Series is terminated during any period in accordance with Article VI, the closing Capital Accounts with respect to the applicable Series of the Members for such Fiscal Year of such Series then completed will be determined as of the date of termination of the Company or the Series, as applicable, in the manner provided in this Section 3.02.

(d)	For each Fiscal Period of a Series, as of the end of such Fiscal Period, each item of income, deduction, gain or loss of the applicable Series (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts with respect to such Series of the Members in such Series in such manner that as closely as possible gives economic effect to the provisions of Section 3.03 and Section 6.03(b).

(e)	If all or a portion of a Member’s Shares with respect to a Series are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account with respect to the applicable Series of the transferor to the extent it relates to the Shares of such Series so transferred.

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Section 3.03 Distributions

(a)	Each Series, in the sole discretion of the Board, in the event there are Available Funds with respect to such Series, may make distributions thereof (“Distributions”) to Members of such Series as set forth herein. “Available Funds” means, as to each Series, the gross cash receipts from activities of such Series, less the sum of: (1) payments of debts or obligations of such Series; (2) costs and expenses incurred in the conduct of such Series’ business; and (3) amounts reserved to meet the reasonable needs of such Series, if any. Notwithstanding anything herein to the contrary, no Member of a Series may receive a Distribution with respect to such Series to the extent that, after giving effect to such Distribution, all liabilities of the applicable Series (other than to a Member on account of its Shares in such Series and liabilities for which the recourse of creditors is limited to specific property of such Series) exceed the fair market value of the assets of such Series (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of such Series only to the extent the Fair Market Value of such property exceeds that liability). In the event of a Distribution to a Member of a Series that would be deemed violative of applicable law, the applicable Member may be required to return such Distribution to the applicable Series for the benefit of such Series. Each Distribution in respect of any Shares of a Series shall be paid by the Series, directly or through the Transfer Agent (acting as paying agent) or through any other Person or agent, only to the Record Holder of such Shares of the applicable Series as of the record date set for such Distribution with respect to such Series as determined by the Board. Such payment shall constitute full payment and satisfaction of such Series’ and the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(b)	If the Board declares and determines to make any Distribution of cash or other assets to the Members of a Series, all such Distributions shall be made to the Members of such Series as follows:

(i)	100% to the Class A Members of such Series, pro rata in proportion to the number of Class A Ordinary Shares of such Series held by each such Member of such Series until the aggregate Distributions (including all prior Distributions made pursuant to this Section 3.03, if any) paid per Class A Ordinary Share of such Series equals $20.00; and

(ii)	In the event any funds remain available for distribution after payments referenced in Section 3.03(b)(i), (1) 80% of such remaining amount to the Class A Members of such Series, pro rata in proportion to the number of Class A Ordinary Shares of such Series held by each such Member of such Series and (2) 20% of such remaining amount to the Class B Members of such Series, pro rata in proportion to the number of Class B Ordinary Shares of such Series held by each such Member of such Series, provided that the percentage of such remaining amount required to be distributed to the Class B Members of such Series shall be reduced (and the percentage distributed to the Class A Members of such Series shall be correspondingly increased) to the extent any Class B Ordinary Shares of such Series have been previously converted into Class A Ordinary Shares of such Series, by the percentage of Class B Ordinary Shares of such Series previously converted into Class A Ordinary Shares of such Series. Upon mutual agreement of the Class B Members of such Series and the Company, the Class B Ordinary Shares of such Series may be redeemed by the Company for a nominal amount.

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(c)	By way of examples and not limitation, (i) in the event of a Distribution pursuant to Section 3.03(b)(ii) prior to the conversion of any Class B Ordinary Shares of a Series, such Distribution shall be apportioned 20% to the Class B Ordinary Shares of such Series and 80% to the Class A Shares of such Series, pro rata, and (ii) in the event of a Distribution pursuant to Section 3.03(b)(ii) following the conversion of 25% of the Class B Ordinary Shares of a Series, the Distribution apportioned to the Class B Ordinary Shares of such Series shall be proportionately reduced by 25% of 20%, to 15%.

(d)	Except as otherwise provided herein or as required by law, no Member shall be required to restore or repay to the Company or to any Series any funds properly distributed to it pursuant to this Section 3.03.

(e)	The Company shall not make a distribution with respect to a Series to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specified property of such Series, exceed the fair value of the assets associated with such Series, except that the fair value of property of such Series that is subject to a liability for which the recourse of creditors is limited shall be included in the assets associated with such Series only to the extent that the fair value of that property exceeds that liability. For purposes of the immediately preceding sentence, the term “distribution” shall include any amount paid in any redemption, but shall not include amounts constituting reasonable compensation for present or past services or reasonable payments made in the ordinary course of business pursuant to a bona fide retirement plan or other benefits program. A Member who receives a distribution in violation of this Section 3.03(e), and who knew at the time of the distribution that the distribution violated this Section 3.03(e), shall be liable to the Series for the amount of the distribution. A Member who receives a distribution in violation of this Section 3.03(e), and who did not know at the time of the distribution that the distribution violated this Section 3.03(e), shall not be liable for the amount of the distribution. Subject to Section 18-607(c) of the Delaware Act, which shall apply to any distribution made with respect to a Series under this Section 3.03(e), this Section 3.03(e) shall not affect any obligation or liability of a member under an agreement or other applicable law for the amount of a distribution.

(f)	The Board may also determine at any time to declare a distribution to the Class B Member of any Series in the amount of the initial capital contribution to such Series.

Section 3.04 Tax Allocations. Each item of income, gain, loss or deduction recognized by each Series shall be allocated among the Members of such Series for U.S. federal, state and local income tax purposes in the same manner that each such item is allocated to the Member’s Capital Accounts with respect to such Series pursuant to Section 3.02(d) or as otherwise provided herein, provided that the Board may adjust such allocations as long as such adjusted allocations have substantial economic effect or are in accordance with the interests of the Members in such Series, in each case within the meaning of the Code and the Treasury Regulations. Tax credits and tax credit recapture shall be allocated in accordance with the interests of such Members in the applicable Series as provided in Treasury Regulations section 1.704-1(b)(4)(ii). Items of taxable income, gain, loss and deduction with respect to any property (other than cash) contributed to the capital of the applicable Series or revalued shall, solely for tax purposes, be allocated among the Members of such Series, as determined by the Board in accordance with Section 704(c) of the Code, so as to take account of any variation between the adjusted basis of such property to the applicable Series for U.S. federal income tax purposes and its fair market value at the time of contribution or revaluation, as the case may be. All of the Members agree that the Board is authorized to select the method or convention, or to treat an item as an extraordinary item, in relation to any variation of any Member’s interest in any Series described in section 1.706-4 of the Treasury Regulations in determining the Members’ distributive shares of a Series’ items. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Board in its sole discretion. Each Class B Ordinary Share of each Series is intended to be treated as a profits interest for U.S. federal income tax purposes, and all of the Members agree to report consistently with, and to take any action requested by the Board to ensure, such treatment.

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Article IV. Liability; Indemnification

Section 4.01 Liability of a Member. The liability of each Member shall be limited as provided in the Delaware Act and as set forth in this Agreement. No Member of a Series shall be obligated to restore by way of Capital Contribution with respect to such Series or otherwise any deficits in its Capital Account (if such deficits occur) with respect to such Series.

Section 4.02 Exculpation and Indemnification.

(a)	No Protected Person shall be liable to the Company or to any Series or any Manager or any other Member of any Series for any action taken or omitted to be taken by it or by other Person with respect to the Company or any Series, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of this Agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board, any Protected Person may consult with legal counsel and accountants with respect to Company and Series affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of the Company and of any Series selected with reasonable care; provided that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

(b)	To the fullest extent permitted by law, each Series shall indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under this Agreement, and any amounts expended in respect of settlements of any claims approved by the Board (collectively, “Liabilities”), to which any Protected Person may become subject (i) by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of such Series; or (ii) by reason of the fact that it is or was acting in connection with the activities of such Series in any capacity or that it is or was serving at the request of such Series as a partner, shareholder, member, director, officer, employee, or agent of any Person; unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of this Agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful) with respect to such Series.

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(c)	The Administrator may, on behalf of any Series, reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to this Section 4.02 and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of this Section 4.02; provided, that such Protected Person executes a written undertaking to repay the applicable Series for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by this Section 4.02. Upon any liquidation of the applicable Series or the Company overall, such reimbursements or advancement of expenses shall be reimbursed by the applicable Series to the Administrator prior to any other distributions hereunder.

(d)	The provisions of this Section 4.02 shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this Section 4.02 and regardless of any subsequent amendment to this Agreement; provided, that, no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

(e)	Any indemnification under this Section 4.02 or otherwise shall be paid out of and to the extent of the applicable Series’ assets only and to the extent any such indemnification relates to multiple Series, the Board shall, in its sole and absolute discretion, determine the method by which to allocate such indemnification to the respective Series.

Article V. Accounting; Financial and Tax Matters

Section 5.01 Accounting Basis. The Company and each Series shall use such method of accounting as may be determined by the Board that is consistent with United States generally accepted accounting principles or such other accounting methods and conventions as the Board may from time to time determine, provided, the Company financial statements shall be prepared in a manner that complies with applicable requirements of the Securities and Exchange Commission.

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Section 5.02 Tax Matters.

(a)	The Board (shall designate a Person as the partnership representative of the Company and of each Series for purposes of Section 6223 of the Code (“Partnership Representative”) and any similar provision under any state or local or non-U.S. tax laws, and such Person shall be responsible for acting as the liaison between the Company, any Series, and the Internal Revenue Service (“Service”). The Partnership Representative shall have the exclusive authority and discretion to determine all matters and shall be authorized to take any actions necessary with respect to preparing and filing any U.S. federal, state or local or non-U.S. tax returns of the Company or any Series, to make or cause the Company and any Series to make any elections required or permitted to be made by the Company or any Series under any provisions of the Code or any other applicable laws and has the sole authority under the Code to deal with the Service regarding any audit, examination or investigation (including any judicial or administrative proceeding) of the Company or any Series by any U.S. federal, state or local or non-U.S. taxing authority (“Tax Proceeding”) to the exclusion of all Members. At any time during an audit by the Service of the Company or any Series, the Board shall have the authority to remove, with or without cause, the Partnership Representative and appoint a replacement Partnership Representative.

(b)	Each of the Members consents to and agrees to become bound by all actions of the Partnership Representative, including any contest, settlement or other action or position which the Partnership Representative may deem proper under the circumstances. The Members specifically acknowledge, without limiting the general applicability of this Section 5.02, that the Partnership Representative will not be liable, responsible or accountable in damages or otherwise to the Company, to any Series or any Member with respect to any action taken by it in its capacity as a Partnership Representative, except for bad faith, fraud, gross negligence, willful misconduct or breach of fiduciary duty. All reasonable out-of-pocket expenses incurred by the Partnership Representative in such capacity will be considered expenses of the Company for which the Partnership Representative will be entitled to full reimbursement by each of the Series in a manner that is fair and equitable as determined by the Board.

(c)	In connection with any Tax Proceeding, the Partnership Representative shall resolve each issue in the Tax Proceeding only in accordance with the affirmative accession of the Board to the advice of the Partnership Representative made, either independently or in consultation with the Company’s and any Series’ tax preparer, after appropriately articulating to it the issues involved and the dynamics of the impact upon the Company, each Series and the Members respective to any such proposed posture.

(d)	If, in connection with a Tax Proceeding, the Service assesses a tax against the Company or any Series, the Partnership Representative, acting under Section 6225(c)(2) of the Code, may require all of the Members (or applicable Members), or Persons who were previously Members (or applicable Members) as to an applicable Reviewed Year but not as of an applicable Adjustment Year, and the Persons signing this Agreement as a condition to becoming a Member hereby agree in such case, to file amended tax returns for the Reviewed Year and to pay their share of such assessed tax for such applicable period, in proportion to the share of partnership income or loss ascribed to each for such year, or, as necessary, upon such substantially similar allocation basis as the former basis of allocation may under then existing circumstances be required to be modified to address in a case in which the obligated Person would not as of such an applicable Adjustment Year then be a Member. This provision shall survive each Person’s cessation as a Member of any Series or any amendment or termination of this Agreement for so long as a return of a Reviewed Year of the Company or any Series as to which any Person was a Member of any Series would be open to audit, and each Person signing this Agreement as a Member hereby agrees to indemnify the Company, each Series of which they are a Member, and the other Members from and against any amounts of assessed taxes as they would be otherwise obligated to pay in accordance with this Section 5.02, in a case in which such Person would not do so, as well as against all reasonable attorneys’ fees and costs that would be incurred by the Company or any Series or such other one or more Members in the event undertakings, including legal proceedings, to enforce such obligation hereunder against such Person were commenced.

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(e)	The Members acknowledge that the Board reserves the right to supplement or amend any applicable provisions of this Agreement, including as to this Section 5.02, to address such additional processes or procedures as may be indicated as such unresolved issues are prospectively addressed as to reasonably facilitate the Company’s and each Series’ compliance with the Code.

(f)	The Members shall provide the Company and each Series with such information, which may be necessary or desirable in connection with preparing and filing tax elections or otherwise in connection with the compliance with applicable tax laws, including providing information in connection with Section 743 of the Code and elections permitted thereunder. The Board shall cause to be prepared and filed all tax returns of the Company and any Series that are required for U.S. federal, state or local or non-U.S. tax purposes and shall make all determinations as to tax elections by the Company and any Series. The Company and each Series shall use reasonable efforts to furnish to all Members tax information as is reasonably required for U.S. federal, state and local income tax reporting purposes as soon as practicable following the end of the fiscal year. Each Member shall be required to report for all tax purposes consistently with such information provided by the Company and any Series.

(g)	Notwithstanding anything otherwise to the contrary herein, the Board is authorized to take any action that may be required to cause the Company and each Series to comply with any withholding or other similar requirements established pursuant to the Code or any other provision of U.S. federal, state or local or non-U.S. tax law or otherwise. To the extent the Company or any Series is required to or elects to withhold and pay over or otherwise pay any withholding or other taxes payable, or required to be deducted, by the Company or any Series or any of their respective Affiliates pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law or otherwise, attributable to a Member (including taxes attributable to income or gain allocable to such Member) or resulting from such Member’s participation in the Company or any Series or a Transfer to such Member, the Board may treat the amount withheld as a distribution of cash pursuant to Section 3.03 to the extent such Member would have received a cash distribution but for such withholding or other taxes. To the extent that such payment exceeds the cash distribution that such Member would have received but for such withholding or other taxes, the Board shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the applicable Series of such amount by wire transfer, which payment shall not constitute a Capital Contribution of such Member to the applicable Series.

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Article VI. Dissolution; Redemption; Winding Up; Termination

Section 6.01. Dissolution.

(a)	The Company as a whole shall dissolve and commence its winding up upon the first to occur of the following (each, a “Company Dissolution Event”):

(i)	upon the determination of the Voting Members of all of the Series, voting as one class, with the approval of the Board, at any time;

(ii)	the insolvency or bankruptcy of the Company;

(iii)	the sale of all or substantially all of the assets of each of the Series; or

(iv)	the entry of a decree of judicial dissolution for the Company under Section 18-802 of the Delaware Act.

(b)	Unless otherwise provided in a Series Designation, a Series shall terminate and a Series commence its winding up upon the first to occur of the following (such events, together with the events set forth in Section 6.01(c), each a “Series Dissolution Event”):

(i)	upon the determination of the Voting Members of such Series with the approval of the Board, at any time;

(ii)	the insolvency or bankruptcy of such Series;

(iii)	the sale of all or substantially all of such Series’ assets (including following a dissolution of the Segregated Portfolio owned by the Series);

(iv)	an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(v)	at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act; or

(c)	A “Series Dissolution Event” shall also occur upon:

(i)	the termination of such Series under Section 18-215(b)(ii) of the Delaware Act; and

(ii)	the occurrence of a Company Dissolution Event, which shall result in a Series Dissolution Event as to all Series then existing.

(d)	The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

(e)	Subject to Section 18-801 of the Delaware Act, a Series may be terminated and its affairs wound up without causing the dissolution of the Company. The termination of a Series shall not affect the limitation on liabilities of such series provided by the Delaware Act or this Agreement.

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Section 6.02. Redemption.

(a)	Upon the occurrence of the Sale of the Series Artwork with respect to a Series, such Series shall use its reasonable best efforts to repurchase and redeem all of the Class A Ordinary Shares of such Series then outstanding (the “Redemption Shares”) from each Class A Member of such Series for an amount per Class A Ordinary Share of such Series equal to the Liquidation Price applicable to such Series (each, a “Redemption”). The Redemption of any Class A Ordinary Shares of a Series shall be effected by such Series making payment of the applicable Liquidation Price to the account of the Member of such Series (or to a custodian or agent for the benefit of the Member of such Series) or by such other means as the Board reasonably determines and the Class A Ordinary Share(s) of such Series for which the liquidation amount has been paid shall be deemed to be retired and canceled immediately upon the making of such payment.

(b)	Notwithstanding anything to the contrary in this Agreement, the Redemption with respect to a Series shall be completed no later than one day prior to the date a liquidating distribution with respect to such Series is required to be made pursuant to Section 6.03 (the “Redemption End Date”).

(c)	To the extent that the Redemption is not complete as of the Redemption End Date, any Class A Members of the applicable Series remaining shall be paid a liquidating distribution equal to the Liquidation Price per Share of the applicable Series in accordance with Section 6.03.

(d)	No monies shall be distributed in connection with the Redemptions to the Administrator, the Initial Member or their Affiliates in respect of Shares of the applicable Series owned by them and such funds shall only be distributed in connection with a liquidating distribution pursuant to Section 6.03.

(e)	No Series shall engage in a Redemption unless the applicable Series has determined that (i) the Liquidation Price payable in the Redemption will be the same as the amount payable per Class A Ordinary Share of such Series in a liquidating distribution and (ii) no liabilities, obligations or claims (actual or contingent) of such Series, other than claims of Members of such Series with respect to Shares of such Series, exist, will be incurred or are reasonably likely to be asserted against such Series and the applicable Series shall have obtained reasonable assurances from the Administrator that any liabilities, obligations or claims, if asserted, would be the sole and absolute responsibility of the Administrator pursuant to the Management Services Agreement, irrespective of the nature or magnitude of such liabilities, obligations or claims.

(f)	Except as otherwise provided herein or as required by law, no Member shall be required to restore or repay to any Series any funds properly distributed to it pursuant to this Section 6.02.

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Section 6.03. Winding Up and Termination of a Series.

(a)	Except to the extent set forth in Section 6.02, upon the occurrence of a Series Dissolution Event, the property and business of the applicable Series shall be wound up by the Board or, in the event of the unavailability of the Board, by a Person designated as a liquidating trustee by the Board (the Board or such liquidating trustee, the “Liquidating Trustee”). Subject to the requirements of applicable law and the further provisions of this Section 6.03, the Liquidating Trustee shall have discretion in determining whether to sell or otherwise dispose of all Series Property for the applicable Series or to distribute the same in kind and the timing and manner of such disposition or distribution. While the applicable Series continues to hold Series Property, the Liquidating Trustee may in its discretion expend funds, acquire additional assets and borrow funds. The Liquidating Trustee may also authorize the payment of fees and expenses reasonably required in connection with the winding up of the applicable Series and any fees and expenses payable pursuant to any agreement to which the applicable Series is party.

(b)	Within a reasonable period of time following the occurrence of a Series Dissolution Event, after allocating all items of income, gain, loss or deduction for such Series pursuant to Section 3.04, all of the Series Property of the applicable Series (except for assets reserved pursuant to Section 6.04) shall be applied and distributed in the following manner and order of priority: First, to the claims of all creditors of the applicable Series (including Members except to the extent not permitted by law) shall be paid and discharged other than liabilities for which reasonable provision for payment has been made; and, second, to the Members of such Series in the same manner as Distributions under Section 3.03. Notwithstanding anything to the contrary in this Agreement, liquidating distributions shall be made no later than the last to occur of (x) 90 days after the date of disposition (including pursuant to Section 6.04 of the last remaining asset of the applicable Series and (y) the end of the applicable Series’ taxable year in which the disposition referred to in clause (x) shall occur.

(c)	The Liquidating Trustee shall allocate securities for distribution in kind to the Members of the applicable Series. Notwithstanding any other provision of this Agreement, the amount by which the Fair Value of any property to be distributed in kind to the Members of the applicable Series (including property distributed in liquidation and property distributed pursuant to Section 3.03) exceeds or is less than the adjusted basis of such property shall, to the extent not otherwise recognized by the applicable Series, be taken into account in computing income, gains and losses of the applicable Series for purposes of crediting or charging the Capital Account of, and distributing proceeds to, the Members, in each case of such Series, pursuant to this Agreement.

(d)	When the Liquidating Trustee has completed the winding up described in this Section 6.03, the Series Designation for the applicable Series shall be deemed withdrawn and terminated and such Series shall no longer constitute a series of the Company.

Section 6.04. Assets Reserved and Pending Claims.

(a)	If, upon the occurrence of a Series Dissolution Event, there are any assets that, in the judgment of the Liquidating Trustee, cannot be sold or distributed in kind without sacrificing a significant portion of the value thereof or where such sale or distribution is otherwise impractical at the time of the Series Dissolution Event, such assets may be retained by the applicable Series if the Liquidating Trustee determines that the retention of such assets is in the best interests of the Members of the applicable Series. Upon the sale of such assets or a determination by the Liquidating Trustee that circumstances no longer require their retention, such assets (at their Fair Value) or the proceeds of their sale shall be taken into account in computing Capital Account of the applicable Series on winding up and amounts distributable pursuant to Section 6.03(b), and distributed in accordance with such value.

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(b)	If there are any claims or potential claims (including potential applicable Series expenses in connection therewith) against the applicable Series (either directly or indirectly, including potential claims for which the applicable Series might have an indemnification obligation) for which the possible loss cannot, in the judgment of the Liquidating Trustee, be definitively ascertained, then such claims shall initially be taken into account in computing the Capital Account of the applicable Series upon winding up and distributions pursuant to Section 6.03(b) at an amount estimated by the Liquidating Trustee to be sufficient to cover any potential loss or liability on account of such claims (including such potential expenses of the applicable Series), and the applicable Series shall retain funds (or assets) determined by the Liquidating Trustee in its discretion as a reserve against such potential losses and liabilities, including expenses associated therewith, and for any other purpose with respect to the applicable Series. The Liquidating Trustee may in its discretion obtain insurance or create escrow accounts or make other similar arrangements with respect to such losses and liabilities. Upon final settlement of such claims (including such potential expenses of the applicable Series) or a determination by the Liquidating Trustee that the probable loss therefrom can be definitively ascertained, such claims (including such potential expenses of the applicable Series) shall be taken into account in the amount at which they were settled or in the amount of the probable loss therefrom in computing the Capital Account the applicable Series on winding up and amounts distributable pursuant to Section 6.03(b), and any excess funds retained shall be distributed as such funds would be distributed under Section 6.03(b).

Section 6.05. Winding Up and Termination of the Company.

(a)	Upon the occurrence of a Company Dissolution Event, the property and business of each of the Series shall be wound up by Liquidating Trustee in accordance with the provisions of Section 6.02, Section 6.03 and Section 6.04. In the event that there remain any assets or liabilities of the Company as opposed to a Series following such events, then the Liquidating Trustee shall wind up the property and business relating to such assets and liabilities in the same manner as applicable to any Series, with modifications thereto as reasonably determined by the Liquidating Trustee to take into account that such actions do not relate to a particular Series.

(b)	When the Liquidating Trustee has completed the winding up described in this Section 6.05, the Liquidating Trustee shall take such actions as required to cause the Termination of the Company.

Article VII. Member Meetings

Section 7.01. Member Meetings.

(a)	There shall be no meetings of the Members of any Series unless called by the Board or as otherwise specifically required by the Delaware Act. No Members of a Series or group of Members of a Series, acting in its or their capacity as Members of the Series, shall have the right to call a meeting of the Members, whether of the Series or of the Company overall.

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(b)	The Board may call meetings of the Members overall, or of one or more Series standing alone and it is the intent of the Company, each Series and each Member that (i) in the event that the meeting or action referred to is a meeting or action of all of the Members of all the Series, any references in this Article VII to a meeting or action of the “Members”, and the provisions with respect to Voting Shares and other germane matters herein, shall be deemed a reference to all such Members and the Voting Shares and other germane matters herein as applicable to all such Member; and (ii) in the event that the meeting or action referred to is a meeting or action of the Members of a particular Series or group of Series (or a meeting or action affects certain Series or Members disproportionately and adversely), any references in this Article VII to a meeting or action of the “Members” and the provisions with respect to Voting Shares and other germane matters herein, shall be deemed a reference to the Members and the Voting Shares and other germane matters herein as applicable to the applicable Series or group of Series. The Board shall have the authority, in its reasonable discretion, to interpret and enforce this Agreement to give effect to the intent of the provisions of this Section 7.01(b).

(c)	All acts of Members to be taken hereunder shall be taken in the manner provided in this Agreement. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, if a meeting of the Members is called Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting.

(d)	In the event that the meeting or action referred to is a meeting or action of all of the Members of all the Series or one or more Series, the presence of a majority of the Shares of all Series entitled to vote at such meeting or with respect to such action, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting or action, unless any such matter to be acted upon requires the approval of two-thirds of the Voting Shares of all Series or one or more Series, in which case the presence of two-thirds of the Shares of all Series entitled to be vote at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting or action.

(e)	In the event that the meeting or action referred to is a meeting or action of the Members of a particular Series or group of Series, the presence of a majority of the Shares of the applicable Series or group of Series entitled to be vote at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, unless any such matter to be acted upon requires the approval of two-thirds of the Voting Shares of such Series or group of Series, in which case the presence of two-thirds of the Shares of the Series or group of Series entitled to be vote at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

(f)	The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the record date for determination of Members entitled to vote, and the form of notice of such meeting.

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Section 7.02. Notice of Meetings of Members.

(a)	Notice, stating the place, day and hour of any meeting of the Members, as determined by the Board, and the purpose or purposes for which the meeting is called, as determined by the Board, shall be delivered by the Board not less than 5 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with the terms herein to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware or applicable federal law or any exchange on which any Shares of the applicable Series the members of which are entitled to vote at the meeting, are then listed. Only such business shall be conducted at a meeting of Members of any Series or group of Series as shall have been brought before the meeting pursuant to the Board’s notice of meeting. Any previously scheduled meeting of any Members may be postponed, and any meeting of the Members may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b)	The Board shall designate the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 7.03. Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board may set a Record Date, which shall not be less than 5 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which any Shares of the applicable Series the members of which are entitled to vote at the meeting are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board, the Record Date for determining Members of the applicable Series or group of Series entitled to notice of or to vote at a meeting of Members of the applicable Series or group of Series shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new Record Date for the adjourned or postponed meeting.

Section 7.04. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company, or the applicable Series or group of Series, may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article VII.

Section 7.05. Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board. All waivers and approvals shall be filed with the records of the Company and the applicable Series or made part of the minutes of the meeting.

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Section 7.06. Required Vote. The submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Shares entitled to vote specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, without regard to the presence of a quorum.

Section 7.07. Conduct of a Meeting. The Board shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article VII, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company and each applicable Series maintained by the Board. The Board may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 7.08. Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be approved by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. A Series Designation need not provide that any action required or permitted to be taken by the holders of the Shares to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members, in order for the provisions of this Section 7.08 to apply thereto.

Section 7.09. Voting and Other Rights.

(a)	Only those Record Holders of Voting Shares on the Record Date set pursuant to Section 7.03 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Voting Shares on such Record Date.

(b)	With respect to Voting Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Voting Shares are registered, such other Person shall, in exercising the voting rights in respect of such Voting Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Voting Shares in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

(c)	No Members shall have any cumulative voting rights.

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Section 7.10. Proxies and Voting.

(a)	On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such vote may be made, or proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Any such proxy shall be delivered in accordance with the procedure established for the relevant meeting.

(b)	For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c)	The Board may, and to the extent required by law, shall, in advance of any meeting of all or any of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(d)	With respect to the use of proxies at any meeting of Members, the Company and each Series shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company and each Series were a Delaware corporation and as though the Members of each Series were shareholders of a Delaware corporation.

(e)	In the event that the Company or any Series becomes subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, the Company or the applicable Series, as applicable, may, but is not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in such rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to Members pursuant to Regulation 14A under the Exchange Act.

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Article VIII. Miscellaneous

Section 8.01. Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including electronic communication) to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or delivered electronically as otherwise shown on the records of the Company and the applicable Series (including on Exhibit A attached hereto), regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 8.01 executed by the Company and the applicable Series, the Board or the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company and the applicable Series is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it or is returned or there is a delivery failure through any electronic communication, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company and the applicable Series of a change in his address or electronic address, as applicable) if they are available for the Member at the principal office of the Company and the applicable Series for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company and the applicable Series shall be deemed given if received by the Secretary at the principal office of the Company and the applicable Series designated pursuant to the terms and conditions herein. The Board and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 8.02. Amendments; Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or waived only by an instrument in writing executed by the Board and Class A Members of each Series holding a majority of the Voting Shares of all of the Series as one group provided, however, any amendment which disproportionately and adversely affects the Class A Members of or more particular Series, must be approved by the Class A Members holding a majority of the Class A Ordinary Shares of such disproportionately and adversely Series (singular and plural) voting together as a separate class. Notwithstanding the foregoing, the Board may amend this Agreement and the schedules and exhibits hereto, without the approval of the Members of any Series (i) to evidence the joinder to this Agreement of a new Member of any Series; (ii) in connection with the Transfer of Shares of any Series; (iii) in connection with any issuance of Shares of any Series to the Administrator or to any existing members, whether as a result of issuances to the Administrator pursuant to the Management Services Agreement, upon conversion of the Series B Ordinary Shares of any Series pursuant to Section 2.04(e), or otherwise, (iv) as otherwise required to reflect Capital Contributions of any Series, distributions of any Series or redemptions and similar actions hereunder; (v) to reflect the naming of new officers, members of the Board or replacement of officers or managers of the Company or any Series; (vi) pursuant to Section 8.07, (vii) in connection with the creation of a Series pursuant to a Series Designation as set forth in Section 1.08(a), including any modifications or amendments to such Series Designation, or any dissolution or termination of a Series; (viii) a change that is required to effect the intent expressed in the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation; and (ix) any change the Board deems necessary or appropriate to enable trading of membership interests of any Series. Notwithstanding the foregoing the Board is authorized to make such amendments to this Agreement as required in order to comply with any applicable law, including, without limitation, any securities law or tax law, whether currently in place or promulgated in the future.

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Section 8.03. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Members.

Section 8.04. No Waiver. Except as set forth in Section 8.17 with respect to forum selection, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.05. Survival of Certain Provisions. The covenants and agreements set forth in Section 4.01, Section 4.02 and Section 5.02 shall survive dissolution or termination of any Series, and shall further survive the Termination of the Company.

Section 8.06. Telephone Consumer Protection Act Consent. Each Member expressly consents to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from the Administrator, its affiliates, agents and others calling at their request or on their behalf, at any telephone numbers that the Member has provided to the Company, any Series or Masterworks (including any cellular telephone numbers). Member’s cellular or mobile telephone provider will charge Member according to the type of plan Member carries. Any Member may unsubscribe from receiving text messages or promotional calls at any time by (i) replying STOP, STOPALL, UNSUBSCRIBE, CANCEL, END or QUIT to any text message such Member receives from the Company, any Series or Masterworks or (ii) email to support@masterworks.com with one of the forgoing words in the subject line. Each Member acknowledges and consents that following such a request to unsubscribe, such Member may receive one final text message from Masterworks confirming such request.

Section 8.07. Corporate Treatment. The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company and each Series as a partnership for U.S. federal (and applicable state and local) income tax purposes. If, however, the Board determines, in its sole discretion, for any reason (including the proposal, formally or informally, of legislation that could affect the Company’s or any Series’ status as a partnership for U.S. federal and/or applicable state and local income tax purposes) that it is not in the best interests of the Company or any Series to be characterized as a partnership, the Board may take whatever steps, if any, are needed to cause the Company and each Series to be or confirm that the Company and each Series will be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, including by making an election to be taxed as a “C” corporation pursuant to the Code (a “Change in Tax Classification”), without any approval or vote of the Members of any Series being required, and to make such filings, including without limitation, a Form 8832 with the Service, and to undertake such actions as required to effect such Change in Tax Classification. At the time and following any Change of Tax Classification, the Board shall have the right, without any approval or vote of the Members of any Series being required, to amend this Agreement as reasonably required to effect the Change in Tax Classification and to provide for the operations of the Company and each Series following such event. Notwithstanding anything in this Agreement to the contrary, in the event U.S. federal (and/or applicable state and local) income tax laws, rules or regulations are enacted, amended, modified or applied after the date hereof in such a manner as to require or necessitate that the Company or any Series no longer be treated as a partnership for U.S. federal (and/or applicable state and local) income tax purposes, then the first sentence of this Section 8.07 shall no longer apply.

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Section 8.08. Section 7704(e) Relief. In the event that the Board determines the Company or any Series should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company and each Series as a partnership for U.S. federal (and applicable state) income tax purposes, the Company, each Series and each Member shall agree to adjustments required by the tax authorities, and the Company and each applicable Series shall pay such amounts as required by the tax authorities, to preserve the status of the Company and each applicable Series as a partnership.

Section 8.09. Electronic Information. Each Member hereby agrees that all current and future notices, confirmations and other communications may be made by the Company or any Series via email, sent to the email address of record of the Member provided to the Company or any Series as changed or updated from time to time, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the Company, any Series and the Members except as otherwise required by law. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. Except as required by law, no physical, paper documents will be sent to Members, and a Member desires physical documents then such Member agrees to be satisfied by directly and personally printing, at such Member’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that a Member desires.

Section 8.10. Severability. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

Section 8.11. Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and the feminine, and the singular shall be deemed to include the plural. The use of the word “including” herein shall not be considered to limit the provision that it modifies but instead shall mean “including, without limitation.”

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Section 8.12. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

Section 8.13. Entire Agreement. This Agreement constitutes the entire agreement of the Company, each Series, the Initial Member and any Person who becomes a Member hereafter with respect to the matters described herein and supersedes any prior agreement or understanding among them with respect to such subject matter.

Section 8.14. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 8.15. Authority. Whenever in this Agreement or elsewhere it is provided that consent is required of, or a demand shall be made by, or an act or thing shall be done by or at the direction of, the Company, or whenever any words of like import are used, all such consents, demands, acts and things are to be made, given or done by the consent of the Board or Person acting under the authority of the Board, unless a contrary intention is expressly indicated.

Section 8.16. Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Section 8.17. Choice of Forum for Securities Act Disputes. Unless the Board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company or any Series shall be deemed to have notice of and consented to the provisions of this Agreement.

Section 8.18. Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Company or any Series on certificates representing Shares of any Series is expressly permitted by this Agreement.

Section 8.19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 8.20. Qualification Rights. Masterworks will have the right to request that the Company and each Series qualify on Form 1-A, or a comparable form, the resale of any Class A Shares of any Series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided, that all costs associated with any such qualification shall be the responsibility of Masterworks.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Masterworks Foundry, LLC
Sole Member

By:

Name:	Josh Goldstein

Title:	General Counsel

Members:

All members now and hereafter admitted as Members of the Company, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the Company or without execution hereof or thereof by purchasing or otherwise lawfully acquiring any Share, pursuant to Section 1.07.

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Form of Counterpart Signature Page

The undersigned hereby accepts, and becomes a party to, the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Masterworks Vault 5, LLC, a Delaware limited liability company (the “Company”), in connection with the acquisition of Shares (as defined in the Agreement) of the Company with respect to a certain Series (as defined in the Agreement), and by its signature below signifies its agreement to be bound by the terms and conditions of the Agreement.

Member Name:

By:

Name:

Title:

Number of Shares:

Name of Series:

Agreed and Accepted:

Masterworks Vault 5, LLC

By:
Name:	Nigel Glenday
Title:	Manager

By:
Name:	Josh Goldstein
Title:	Manager

By:
Name:	Eli Broverman
Title:	Manager

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Exhibit A

Series, Members, Capital Contributions, Shares

Member Name	Address	Capital Contribution	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Number of Class C Ordinary Shares
Masterworks Foundry, LLC	225 Liberty Street, 29th Floor, New York, NY 10281	Services Rendered & $100	0	1,000	1

Exhibit A - Page 1

Exhibit B

Form of Vote Limit Certificate

I, [as on authorized officer of] [as] the Member of Masterworks Vault 5, LLC (the “Company”), hereby irrevocably designate the Member that owns more than 5% of the Company’s Class A shares outstanding, excluding Masterworks Shares, whose name appears below, as a Vote Limited Member (the “Vote Limited Member”) for all purposes of the Company’s Amended and Restated Operating Agreement, effective as of the date set forth below.

I hereby certify, acknowledge, and agree that irrespective of the actual number of Class A shares beneficially owned by the Vote Limited Member (including Class A shares beneficially owned by Such Vote Limited Member’s affiliates), the Vote Limited Member together with its affiliates shall not be entitled to vote more than [ ]% of the total Voting Shares of the Company or of any Series (the “Vote Limit”) on any matter put to a vote of the Company’s or any Series’ Class A shareholders. I further acknowledge and agree that any affiliate of the Vote Limited Member shall be deemed to be a Vote Limited Member and shall be subject to the Vote Limit.

I hereby agree to notify the Company or the Company’s transfer agent and provide it with any additional information it may reasonably request if any affiliate of the Vote Limited Member owns any of the Company’s Class A shares as of the date of this Certificate or acquires any Class A shares subsequent to the date of this Certificate.

I further acknowledge my understanding that the designation as a Vote limited Member is irrevocable and that the Vote Limit set forth herein can be further reduced by written notice to the Company, but cannot be increased by the Vote Limited Member.

This certificate shall have no force or effect with respect to any successor, assignee or transferee of the Vote Limited Member’s Class A shares other than any successor, assignee or transferee that, at the time of such transaction, is an affiliate of the Vote Limited Member.

For purposes of this certificate, the term “affiliate” has the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended.

By:

Name:

Title:

Date:

Exhibit C-1

Form of Series Designation

Series Designation of

[Series Name], a series of Masterworks Vault 5, LLC

In accordance with the Amended and Restated Limited Liability Company Agreement of Masterworks Vault 5, LLC, a Delaware series limited liability company (the “Company”), dated [______], 2023 (as amended, the “Agreement”) and upon the execution of this Series Designation by the Administrator after direction by the Board of a series of the Company (“Series [___]”), this Series Designation shall be attached to, and deemed incorporated in its entirety into, the Agreement as the “[Series Name] Designation Exhibit.” In addition, as of the Effective Date of Establishment, Masterworks Foundry, LLC shall be issued 1,000 Class B Ordinary Shares of Series [___], representing 100% of the membership interests in such series as of such date, in return for a capital contribution to such series of $100.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the Effective Date of Establishment set forth below.

Name of Series	[Series Name]

Effective Date of Establishment	[_____________].

Series Property	The Series Artwork. For purposes of Series [___], “Series Artwork” refers to that certain artwork by [_________], entitled [_________].

Authorized Shares

[__________] Class A Ordinary Shares, plus an indeterminate number of Class A Ordinary Shares issuable upon conversion of Class B Shares and or exchange of SPC Preferred Shares.

1,000 Class B Ordinary Shares

1 Class C Ordinary Share

Additional Provisions	[__________________]

Agreed and executed as of the Effective Date of Establishment as set forth above by Masterworks Administrative Services, LLC as the Administrator, upon the direction of the Board:

Masterworks Administrative Services, LLC

By:
Name:
Title: